UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2011

LONGWEI PETROLEUM INVESTMENT HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Colorado	001-34793	84-1536518
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

No.30 Guanghua Street, Xiaojingyu Xiang, Wanbailin District
Taiyuan City, Shanxi Province, China P.C. 030024
 (Address of principal executive offices and zip code)

(727) 641-1357
(Registrant’s telephone number, including area code)

Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On May 13, 2011, the management of Longwei Petroleum Investment Holding Limited (the “Company”) concluded that its financial statements for the fiscal quarter ended December 31, 2010, which are included in its Form 10-Q for the quarter ended December 31, 2010, do not properly reflect the warrants exercised during the December 31, 2010 fiscal quarter, and, as a result, cannot be relied upon.

While preparing our third quarterly review, management noted warrants exercised were not correctly recorded during the second quarter ended December 31, 2010. When warrants were exercised, the Company had not debited to warrant derivative liability expense (a non-cash charge) for $4,589 thousands and credited to commons stock for the same amount. Consequently, the Company understated common stock and understated derivative expenses. Management also noted that it had not correctly applied the treasury stock method when computing dilution for fully diluted earnings per share. Under this method, warrants and options are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Consequently, the Company overstated the fully diluted weighted average common shares outstanding. The changes were made as follows:

	Original Reported	RESTATED
Balance Sheet	December 31. 2010	December 31, 2010	Change
Common Stock	$26,455	$31,044	$4,589
Retained Earnings	153,048	148,459	(4,589)

	For the six months	For the six months
Income statement	ended December 31, 2010	ended December 31, 2010	Change
Derivative Income (Expen	$(12,580)	$(17,169)	$4,589
Income before income tax	30,034	25,445	(4,589)
Net income	19,085	14,496	(4,589)
Net income attributable to
common shareholders	18,924	14,335	(4,589)

Earnings per common share
Basic	$0.20	$0.15	$(0.05)
Diluted	$0.17	$0.14	$(0.03)
Weighted average common shares outstanding
Diluted shares	114,084,066	103,136,580	(10,947,486)

	For the three months	For the three months
Income statement	ended December 31, 2010	ended December 31, 2010	Change
Derivative Income (Expen	$(2,174)	$(6,763)	$4,589
Income before income tax	19,895	15,306	(4,589)
Net income	14,191	9,602	(4,589)
Net income attributable to
common shareholders	14,137	9,548	(4,589)

Earnings per common share
Basic	$0.15	$0.10	$(0.05)
Diluted	$0.12	$0.09	$(0.03)
Weighted average common shares outstanding
Diluted shares	113,673,173	101,216,165	(10,536,593)

Management of the Company intends to file an amended Quarterly Report on Form 10-Q/A. Management has apprised the Company’s Board and has discussed the matters in this Report with its independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Longwei Petroleum Holdings Limited

By:	/s/ Michael Toups
Michael Toups
Chief Financial Officer

Date: May 16, 2011

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